Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Mary Twinem — CFO

952.253.0731

Buffalo Wild Wings, Inc. Announces
Third Quarter Earnings per Share of $0.61 and
Quarterly Net Earnings Growth of 32.5%

Minneapolis, Minnesota, October 19, 2011 — Buffalo Wild Wings, Inc. (NASDAQ: BWLD), announced today financial results for the third quarter ended September 25, 2011. Highlights for the third quarter versus the same period a year ago were:

•                  Total revenue increased 30.7% to $197.8 million

•                  Company-owned restaurant sales grew 32.2% to $181.0 million

•                  Same-store sales increased 5.7% at company-owned restaurants and 4.2% at franchised restaurants

•                  Net earnings increased 32.5% to $11.3 million from $8.5 million, and earnings per diluted share increased 29.8% to $0.61 from $0.47

Sally Smith, President and Chief Executive Officer, commented, “Demand for the Buffalo Wild Wings brand is apparent in our strong same-store sales for the third quarter, with an increase of 5.7% at company-owned restaurants and 4.2% at franchised locations. Unit growth and strong sales in our new and existing restaurants combined to achieve a substantial increase in revenue of 30.7%. We leveraged this revenue growth to accomplish net earnings growth of over 32%, providing our shareholders with earnings per diluted share of $0.61.”

Total revenue increased 30.7% to $197.8 million in the third quarter compared to $151.3 million in the third quarter of 2010. Company-owned restaurant sales for the quarter increased 32.2% over the same period in 2010, to $181.0 million, driven by a company-owned same-store sales increase of 5.7% and 44 additional company-owned restaurants at the end of third quarter 2011 relative to the same period in 2010. Franchise royalties and fees increased 16.2% to $16.7 million for the quarter versus $14.4 million in the third quarter of 2010. This increase is attributed to a franchise same-store sales increase of 4.2% and 41 additional franchised restaurants at the end of the period versus a year ago.

Average weekly sales for company-owned restaurants were $49,461 for the third quarter of 2011 compared to $44,394 for the same quarter last year, an 11.4% increase. Franchised restaurants averaged $51,350 for the period versus $49,005 in the third quarter a year ago, a 4.8% increase.

For the third quarter, net earnings increased 32.5% to $11.3 million versus $8.5 million in the third quarter of 2010. Earnings per diluted share were $0.61, as compared to third quarter 2010 earnings per diluted share of $0.47.

2011 and 2012 Outlook

Ms. Smith remarked, “We’re pleased with our strong sales momentum as we approach the end of this year. For the first three weeks of the fourth quarter, same-store sales are 8.3% at company-owned restaurants and 6.7% at franchised locations.  Football fans are filling our restaurants and our fourth quarter marketing plans are stronger than ever. We will reach our goal of 13% unit growth for the year, and we are confident that net earnings growth will be at least 23% for 2011.”

Ms. Smith continued, “2012 is setting up to be another great year for Buffalo Wild Wings.  Our pipeline for restaurant development will enable us to achieve 12% unit growth. We believe our ongoing sales strength, unit-level execution, and the benefit of a 53rd week will overcome rising commodity costs, and we will achieve net earnings growth of 20% in 2012.”

Ms. Smith concluded, “This is an exciting time for our brand. We’ll achieve our goal of 1,000 Buffalo Wild Wings restaurants in North America in 2013. And, we’ll continue to grow to 1,500 locations in the United States and Canada, with hundreds more across the globe in the coming years.”

Buffalo Wild Wings will be hosting a conference call today, October 19, 2011 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website www.buffalowildwings.com.

A replay of the call will be available until October 26, 2011. To access this replay, please dial 1.858.384.5517 password 4478165.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of Buffalo Wild Wings Grill & Bar™ restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings’ menu specializes in 18 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of “Best Wings” and “Best Sports Bar” awards from across the country. There are currently 795 Buffalo Wild Wings locations across 45 states in the United States, as well as in Canada.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and store performance measures and growth goals for 2011, 2012, and beyond, including but not limited to those relating to our fourth quarter sales trends and projected unit and net earnings growth rates for 2011, 2012, and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our practices, policies and procedures, the cost of commodities such as traditional chicken wings, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 26, 2010, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 25, 2011	September 26, 2010	September 25, 2011	September 26, 2010
Revenue:
Restaurant sales	$181,036	136,953	514,459	406,446
Franchise royalties and fees	16,727	14,395	49,555	42,874
Total revenue	197,763	151,348	564,014	449,320
Costs and expenses:
Restaurant operating costs:
Cost of sales	51,655	38,232	143,654	118,057
Labor	54,783	41,995	154,970	122,769
Operating	28,537	22,835	78,134	65,463
Occupancy	11,195	9,131	32,081	26,848
Depreciation and amortization	12,748	9,766	35,701	28,772
General and administrative (1)	18,336	14,003	53,394	38,958
Preopening	3,864	2,789	10,367	5,101
Loss on asset disposals and store closures	612	682	1,515	1,619
Total costs and expenses	181,730	139,433	509,816	407,587
Income from operations	16,033	11,915	54,198	41,733
Investment income (loss)	(374)	305	(170)	334
Earnings before income taxes	15,659	12,220	54,028	42,067
Income tax expense	4,393	3,716	17,228	13,836
Net earnings	$11,266	8,504	36,800	28,231
Earnings per common share — basic	$0.61	0.47	2.01	1.55
Earnings per common share — diluted	0.61	0.47	2.00	1.55
Weighted average shares outstanding — basic	18,352	18,187	18,330	18,167
Weighted average shares outstanding — diluted	18,520	18,253	18,433	18,238

(1) Includes stock-based compensation of $2,691, $2,041, $8,642, and $4,579, respectively

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Nine months ended
	September 25, 2011	September 26, 2010	September 25, 2011	September 26, 2010
Revenue:
Restaurant sales	91.5%	90.5%	91.2%	90.5%
Franchising royalties and fees	8.5	9.5	8.8	9.5
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	28.5	27.9	27.9	29.0
Labor	30.3	30.7	30.1	30.2
Operating	15.8	16.7	15.2	16.1
Occupancy	6.2	6.7	6.2	6.6
Depreciation and amortization	6.4	6.5	6.3	6.4
General and administrative	9.3	9.3	9.5	8.7
Preopening	2.0	1.8	1.8	1.1
Loss on asset disposals and store closures	0.3	0.5	0.3	0.4
Total costs and expenses	91.9	92.1	90.4	90.7
Income from operations	8.1	7.9	9.6	9.3
Investment income (loss)	(0.2)	0.2	0.0	0.1
Earnings before income taxes	7.9	8.1	9.6	9.4
Income tax expense	2.2	2.5	3.1	3.1
Net earnings	5.7	5.6	6.5	6.3

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands)

(unaudited)

	September 25, 2011	December 26, 2010
Assets
Current assets:
Cash and cash equivalents	$50,200	15,309
Marketable securities	41,094	56,827
Accounts receivable — franchisees, net of allowance of $73 and $25	1,388	1,086
Accounts receivable — other	13,266	7,947
Inventory	4,786	4,158
Prepaid expenses	4,522	3,505
Refundable income taxes	4,189	6,366
Deferred income taxes	8,074	6,069
Restricted assets	42,327	32,937

Total current assets	169,846	134,204

Property and equipment, net	281,832	224,970
Other assets	14,891	9,937
Goodwill	12,399	11,246

Total assets	$478,968	380,357

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$1,985	2,109
Accounts payable	35,845	17,632
Accrued compensation and benefits	26,726	19,324
Accrued expenses	10,744	5,696
Current portion of deferred lease credits	—	293
System-wide payables	42,595	34,062

Total current liabilities	117,895	79,116

Long-term liabilities:
Other liabilities	1,601	1,574
Deferred income taxes	35,667	24,557
Deferred lease credits, net of current portion	21,092	18,289

Total liabilities	176,255	123,536

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized; none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,352,396 and 18,214,065, respectively	111,995	102,484
Retained earnings	191,146	154,346
Accumulated other comprehensive loss	(428)	(9)

Total stockholders’ equity	302,713	256,821

Total liabilities and stockholders’ equity	$478,968	380,357

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands)

(unaudited)

	Nine months ended
	September 25, 2011	September 26, 2010
Cash flows from operating activities:
Net earnings	$36,800	28,231
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation	35,065	28,312
Amortization	636	460
Loss on asset disposals and store closures	1,279	1,425
Deferred lease credits	2,703	1,468
Deferred income taxes	8,220	2,328
Stock-based compensation	8,642	4,579
Excess tax benefit from stock issuance	(700)	(172)
Change in operating assets and liabilities:
Trading securities	37	(1,072)
Accounts receivable	(5,752)	(1,432)
Inventory	(632)	13
Prepaid expenses	(1,019)	(953)
Other assets	(2,216)	(654)
Unearned franchise fees	(124)	(441)
Accounts payable	5,704	3,165
Income taxes	2,877	(3,553)
Accrued expenses	13,322	1,342

Net cash provided by operating activities	104,842	63,046

Cash flows for investing activities:
Acquisition of property and equipment	(84,651)	(45,546)
Purchase of marketable securities	(78,690)	(84,398)
Proceeds of marketable securities	94,387	65,264

Net cash used in investing activities	(68,954)	(64,680)

Cash flows for financing activities:
Issuance of common stock	870	795
Tax payments for restricted stock units	(2,481)	(1,625)
Excess tax benefit from stock issuance	700	172

Net cash used in financing activities	(911)	(658)

Effect of exchange rate changes on cash and cash equivalents	(86)	—

Net increase (decrease) in cash and cash equivalents	34,891	(2,292)

Cash and cash equivalents at beginning of period	15,309	9,580

Cash and cash equivalents at end of period	$50,200	7,288

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

Supplemental Information

Restaurant Count

Company-owned Restaurants:

	Q1	Q2	Q3	Q4
2011	263	277	288
2010	235	234	244	259
2009	206	215	220	232
2008	165	169	187	197
2007	140	145	148	161

Franchised Restaurants:

	Q1	Q2	Q3	Q4
2011	488	492	498
2010	430	447	457	473
2009	373	383	400	420
2008	340	346	348	363
2007	299	301	313	332

Same-Store Sales

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2011	3.9%	5.9%	5.7%
2010	0.1%	(0.1)%	2.6%	(0.3)%	0.6%
2009	6.4%	2.8%	0.8%	2.6%	3.1%
2008	4.1%	8.3%	6.8%	4.5%	5.9%
2007	8.7%	8.1%	8.3%	3.4%	6.9%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2011	1.6%	2.7%	4.2%
2010	0.7%	(0.7)%	0.3%	(1.1)%	(0.2)%
2009	6.0%	3.7%	1.9%	2.0%	3.4%
2008	2.1%	4.5%	2.1%	2.5%	2.8%
2007	3.3%	4.0%	5.9%	2.3%	3.9%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

Supplemental Information

Average Weekly Sales Volumes

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2011	$48,845	47,970	49,461
2010	45,327	43,021	44,394	45,595	44,601
2009	45,593	42,938	42,602	44,583	43,912
2008	41,438	40,572	42,400	43,864	42,141
2007	39,254	36,655	38,498	40,485	38,757

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2011	$52,744	50,995	51,350
2010	51,532	49,051	49,005	49,837	49,835
2009	50,729	48,619	48,458	50,115	49,479
2008	47,812	46,390	46,889	48,424	47,382
2007	46,439	43,998	45,879	47,293	45,901